EXHIBIT 23
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                           THE NORTHERN TRUST COMPANY

                     CHECKING ACCOUNTING OVERDRAFT AGREEMENT


The Applicant agrees with the Northern Trust Company (the "Bank") as follows:

        1. The Applicant shall not exceed the maximum amount of credit established by the Bank.

        2. The Bank automatically shall loan the Applicant an amount by which any check, other item, or authorized charge drawn against the Applicant's checking account exceeds the amount on deposit in that account up to the maximum credit limit established either on this application or by the Bank from time to time. The Applicant's credit limit shall at all times during the term of this Agreement exceed $25,000. The Bank shall send the Applicant a monthly statement for the account. Such statement shall be deemed correct unless the Applicant notifies the Bank of any error within 60 days after the date of the statement.

        3. The unpaid principal amount outstanding hereunder from time to time shall bear interest at a rate equal to the sum of Prime -1%. "Prime Rate" shall mean that rate of interest per year announced by the Bank called its prime rate. Changes in the rate of interest resulting from a change in the Prime Rate shall take effect on the date set forth in such announcement. Interest shall be computed on the basis of a year consisting of 360 days and actual days elapsed, including the date a check, other item, or authorized charge is entered into the Bank's records and excluding the date of payment.

        4. The accrued unpaid interest is due and payable by the Applicant on the first day of each month. If any interest is not paid when due, the Bank shall charge the amount of such unpaid interest against the Applicant's checking account even if such charge creates an overdraft and an additional loan under this Agreement. ALL LOANS, TOGETHER WITH ALL ACCRUED UNPAID INTEREST, ARE PAYABLE IN FULL BY THE APPLICANT UPON THE BANK'S DEMAND. Until the Bank makes such demand, the Applicant has the right to repay the outstanding credit in full or in part at any time without penalty; and all deposits from any source into the checking account when any loans are outstanding shall be deemed payment or prepayments of the loans together with interest, and shall be applied first to accrued unpaid interest and then to the loans until both are paid in full.

        5. The Bank may change this Agreement in any manner including changes in the interest rate and the maximum amount the Applicant can borrow. The Applicant shall be deemed to have consented to and shall be bound by such changes unless he cancels this Agreement and pays all loans and accrued interest in full before the effective date of such change. The Bank shall not give the Applicant prior notice of changes in the interest caused by a change in the Prime Rate. Any change in this Agreement shall apply to all obligations under this Agreement and all balances outstanding on the effective date of the change.

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        6.    Each Applicant shall furnish, and cause any guarantor to furnish, such financial information as the Bank may request from time to time.

        7. To secure payment of all liability of the Applicant under this Agreement, the Applicant hereby grants, and directs the Trust Department of the Bank as trustee, agent, or custodian for the Applicant to grant to the Bank a security interest in the Applicant's trust agency or custodial account including all property of any kind and type held in such account except for residential real estate, any of the Applicant's interest in common trust funds held in trust by the Bank, or any interest in a registered investment company for which the Bank acts as investment advisor, and in the Applicant's checking account, and the Bank shall have all the rights and remedies of a secured party under the Illinois Uniform Commercial Code with respect to all such property, including without limitation the right to sell or otherwise dispose of such property. The Bank may apply or set off any deposit or other indebtedness at any time created or due from the Bank to the Applicant against any indebtedness under this Agreement when such amount is payable hereunder. The Applicant shall not substitute any property for the property subject to this security interest without the Bank's prior consent. Collateral securing other loans with the Bank may also secure the Applicant's obligations under this Agreement.

        8. The Bank may terminate an Applicant's account without notice upon the occurrence of an event set forth below, or at the option of the Bank, for any reason it regards as requiring such action 15 days after notice is mailed to the Applicant at Applicant's address shown on Bank records. The events which cause immediate termination without notice are: the Applicant fails to pay any outstanding credit together with the interest thereon upon the Bank's demand; the Applicant fails to comply with any other term or condition of this Agreement; the Applicant or any guarantor dies or becomes incompetent or insolvent; a creditor makes a demand or places a lien against the Applicant's checking account, trust, agency, or custodial account, or against any assets in which the Applicant or any guarantor has any interest held by the Bank, either as trustee or agent or custodian, or the Bank, in its sole opinion, determines that there has been a material adverse change in the Applicant's or any guarantor's financial position. After an account is terminated by the Applicant or by the Bank either with or without notice to the Applicant, the Applicant shall not draw checks that exceed the collected balance in the account, provided that if any check drawn on the Applicant's checking account is presented to the Bank for payment, the Bank at its option may honor the check, and any overdraft created thereby shall be subject to the terms of this Agreement.

              Upon termination of the account for any reason, all sums owed immediately shall become due and payable together with any expense to the Bank (including reasonable attorneys' fees) in collecting sums owed. A termination for any reason does not affect any of the Applicant's obligations to the Bank under this Agreement. The Bank has the right to demand full and immediate payment of all outstanding credit and accrued unpaid interest whether the account has been terminated or whether one or more of the preceding events of default has occurred or is continuing.

        9. Concurrently with the execution of this Agreement, the Applicant shall execute in blank and deliver to the Bank a promissory note payable upon demand. The

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Applicant hereby authorizes the Bank at any time to complete the note in the amount of all of the Applicant's outstanding obligations under this Agreement. This authorization is a power coupled with an interest and is irrevocable. Upon the Bank's request, the Applicant shall execute and deliver to the Bank additional promissory notes to evidence indebtedness hereunder.

       10. The Applicant may not assign rights under this Agreement. An Applicant's obligations bind the Applicant's personal representatives, executors, and heirs. If more than one person signs this Agreement, each shall be liable jointly and severally for all obligations under this Agreement.

       11. No delay or failure by the Bank to enforce its rights shall waive them or preclude subsequent enforcement. Illinois law, except to the extent Federal is applicable, governs this Agreement.

       12. The Bank, at its opinion, whether requested by the Applicant or not, may change the identifying checking account number or daily cash account number from time to time as may be required by changes in type of the checking account or daily cash account or for any other operational requirement or otherwise, and upon any such change this Agreement shall then be applicable to such account as renumbered.

       13. The Agreement and the rights granted to the Applicant hereunder are in addition to other agreements now or hereafter governing the checking account referred to below. Any item properly drawn against the checking account by authorized deputy or otherwise is within the coverage of this Agreement. However, in the event any term or provision hereof conflicts with any term or provision of any other agreement relative to the checking account or daily cash account, the terms hereof shall be deemed controlling.

       14. The Applicant shall execute contemporaneously with this Agreement a Federal Reserve Form U-1 in the form prescribed by Regulation U of the Federal Reserve Board.



NAME       JMD DELAWARE, INC., AS TRUSTEE OF THE CONTINUED TRUST
           FOR MICHAEL A_______
ADDRESS    1201 N. Market Street
CITY       Wilmington                STATE  Delaware         ZIP CODE  19801
TELEPHONE  (during the day)  (302) 575-7300
DATE       September 27, 2002


                                      /s/ John J. O'Neil
                            ---------------------------------------------
                            (Signature of Applicant) By:  John J. O'Neil,
                                                          Vice President

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                                FOR BANK USE ONLY

Pursuant to the Instructions in this Agreement, we hereby grant a security interest to the Bank in all the property described in this Agreement.


                                   The Northern Trust Company (Trust Department) As trustee, agent, or custodian

                                   By:     /s/ Joseph Yacullo
                                           -------------------------------
                                   Title:  Senior Vice President



                  Trust Account # __________________________________
                  Checking Account #_______________________________
                  Credit Line ______________________________________
                  Trust Representative_______________________________